UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definition Agreement

On April 11, 2012, Albany Molecular Research, Inc. (the “Company”) and its subsidiaries AMRI Rensselaer, Inc., AMRI Burlington, Inc. and AMRI Bothell Research Center, Inc. (collectively, the “Borrowers”) entered into a $20 million credit facility consisting of a 4-year, $5 million term loan and a $15 million revolving line of credit (the “Credit and Security Agreement”) with Wells Fargo Bank, National Association (the “Lender”). The Borrowers used a portion of the initial proceeds to repay all amounts due under the Amended and Restated Credit Agreement (as amended, the “Prior Credit Agreement”), dated as of June 3, 2011, as amended by that certain Waiver and First Amendment, dated as of December 1, 2011 by and among the Borrowers, each of the Lenders from time to time party thereto and Bank of America, N.A. in its capacity as administrative agent for the Lenders and as L/C Issuer.

Borrowings under the Credit and Security Agreement bear interest at a fluctuating rate equal to (i) in the case of the term loan, the sum of (a) an interest rate equal to daily three month LIBOR, plus (b) 3.25%; and (ii) in the case of advances under the revolving line of credit, the sum of (a) an interest rate equal to daily three month LIBOR, plus (b) 2.75%.

The Credit and Security Agreement includes customary representations, warranties and covenants. The Credit and Security Agreement also provides for customary events of default provisions which may accelerate the Company’s payment obligations thereunder.

The foregoing summary of the Credit and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit and Security Agreement attached hereto as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 above is incorporated into this Item 1.02 by reference. In connection with entering into the Credit and Security Agreement, on April 11, 2012, the Prior Credit Agreement and all obligations thereunder were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Credit and Security Agreement dated April 11, 2012, by and among Albany Molecular Research, Inc., AMRI Rensselaer, Inc., AMRI Burlington, Inc., AMRI Bothell Research Center, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit and Security Agreement dated April 11, 2012, by and among Albany Molecular Research, Inc., AMRI Rensselaer, Inc., AMRI Burlington, Inc., AMRI Bothell Research Center, Inc. and Wells Fargo Bank, National Association.